Exhibit 10.2
     AMENDMENT AGREEMENT NO. 2 dated as of May 2, 2011 (this “Amendment”), with respect to the Fifth Amended and Restated Credit Agreement dated as of March 4, 2010, as amended by Amendment Agreement No. 1, dated as of May 26, 2010 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REGENCY GAS SERVICES LP, a Delaware limited partnership, REGENCY ENERGY PARTNERS LP, a Delaware limited partnership, the Subsidiary Guarantors, the Lenders, WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), WELLS FARGO BANK, N.A. and Bank of America, as issuing banks (each in such capacity, the “Issuing Bank”), WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association) as swingline lender (in such capacity, the “Swingline Lender”), and the other arrangers and agents party thereto.
     A. Regency Energy Partners LP (“Regency MLP”) (through Regency Gas Services LP, through Regency Midstream LLC, a Delaware limited liability company (“Midstream”)) and Energy Transfer Partners, L.P. (“ETP”) (through La Grange Acquisition, L.P. (“La Grange”)) have previously formed ETP-Regency Midstream Holdings, LLC (the “LDH Joint Venture”), whose membership interests are held 70% by La Grange and 30% by Regency Midstream. Pursuant to the terms of a purchase agreement dated as of March 22, 2011 by and between the LDH Joint Venture and Louis Dreyfus Highbridge Energy LLC, the LDH Joint Venture will acquire (the “LDH Acquisition”), for approximately $1.925 billion, all of the outstanding membership interests of LDH Energy Asset Holdings LLC (“LDH JV OpCo”). In connection with the LDH Acquisition, Borrower and certain of its Subsidiaries will contribute approximately $578 million in cash to the LDH Joint Venture in order to fund the LDH Acquisition (such contribution, the “Initial Investment”).
     B. Regency MLP intends to make certain additional Investments in the LDH Joint Venture after the date of the Initial Investment.
     C. Borrower has requested that the Administrative Agent and Required Lenders amend certain provisions of the Credit Agreement as set forth herein.
     D. The Administrative Agent and Required Lenders are willing so to agree pursuant to the terms and subject to the conditions set forth herein.
     E. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:
     SECTION 1. Amendments to the Credit Agreement.
     (a) The third recital to the Credit Agreement shall be amended by deleting the phrase “Amendment No. 1” and replacing it with the phrase “Amendment No. 1 to Fourth ARCA” and by deleting the phrase “Amendment No. 2” and replacing it with the phrase “Amendment No. 2 to Fourth ARCA”.
     (b) The following defined terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i)	“Amendment No. 2” shall mean Amendment No. 2 to Fifth Amended and Restated Credit Agreement, which amends this Agreement, dated as of May 2, 2011, among Borrower, the Administrative Agent and the Required Lenders.

(ii)	“Amendment No. 2 Effective Date” shall mean May 2, 2011.

(iii)	“LDH Joint Venture” shall mean ETP-Regency Midstream Holdings, LLC. The LDH Joint Venture shall, except as expressly set forth herein, be treated for all purposes as a “Joint Venture” hereunder.

(iv)	“LDH Joint Venture Initial Investment” shall mean the “Initial Investment” as defined in the recitals to Amendment No. 2.

(v)	“LDH Joint Venture Governing Agreement” shall mean that certain amended and restated operating agreement dated as of May 2, 2011, by and between Midstream and La Grange.
(c)	Section 1.01 of the Credit Agreement shall be further amended as follows:
(i)	The definition of “Amendment No. 1” appearing therein as: ““Amendment No. 1” shall mean Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of June 15, 2007, among the Borrower, the Administrative Agent and the Required Lenders.” shall be amended and restated in its entirety as follows:

“Amendment No. 1 to Fourth ARCA” shall mean Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of June 15, 2007, among the Borrower, the Administrative Agent and the Required Lenders.

(ii)	The definition of “Amendment No. 2” appearing therein as ““Amendment No. 2” shall mean Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of June 29, 2007, among the Borrower, the Administrative Agent and the Required Lenders.” shall be amended and restated in its entirety as follows:

“Amendment No. 2 to Fourth ARCA” shall mean Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of June 29, 2007, among the Borrower, the Administrative Agent and the Required Lenders.

(iii)	The definition of “Asset Sale” shall be amended by adding the phrase “, the LDH Joint Venture” following the phrase “RIGS Joint Venture” everywhere it appears in such definition.

(iv)	The penultimate paragraph of the definition of “Consolidated EBITDA” shall be amended and restated in its entirety as follows:

For purposes of calculating Consolidated EBITDA for any Test Period, (i) net income attributable to the MEP Joint Venture (A) for the Borrower’s four quarter period ended June 30, 2010, shall be deemed to be equal to $60.0 million and (B) for the Borrower’s fiscal quarter ended September 30, 2010 and all periods thereafter, shall be calculated by annualizing the net income attributable to the

MEP Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the MEP Joint Venture for the most recent four quarter period, (ii) net income attributable to the LDH Joint Venture (A) for the Borrower’s four quarter period ended June 30, 2011, shall be deemed to be equal to $40.0 million and (B) for the Borrower’s fiscal quarter ended September 30, 2011 and all periods thereafter, shall be calculated by annualizing the net income attributable to the LDH Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the LDH Joint Venture for the most recent four quarter period, and (iii) net income attributable to the RIGS Joint Venture shall be calculated by annualizing the net income attributable to the RIGS Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the RIGS Joint Venture for the most recent four quarter period; provided that for purposes hereof, net income attributable to the MEP Joint Venture, the LDH Joint Venture or the RIGS Joint Venture, as the case may be, in respect of any period shall be the amount of net distributions in cash received from the MEP Joint Venture, the LDH Joint Venture or the RIGS Joint Venture, as the case may be, in respect of such period (other than any distributions in cash that are extraordinary, unusual or non-recurring in nature).
(v)	The final paragraph of the definition of “Consolidated Interest Expense” shall be amended by adding the phrase “, the LDH Joint Venture” immediately following the phrase “RIGS Joint Venture”.

(vi)	the definition of “Consolidated Net Income” shall be amended by inserting, in the proviso appearing at the end thereof, the phrase “, the LDH Joint Venture” immediately following the phrase “MEP Joint Venture”.

(vii)	The definition of “Joint Venture” shall be amended by adding the phrase “, the LDH Joint Venture” immediately following the phrase “RIGS Joint Venture”.

(viii)	The definition of “Permitted Acquisition” shall be amended by inserting, at the end thereof, the following sentence: “Additionally, for the avoidance of doubt, the LDH Joint Venture Initial Investment shall be a Permitted Acquisition provided that clauses (a) through (g) of this definition are satisfied; it being understood and agreed that any limited liability company interests in the LDH Joint Venture owned by Borrower or any other Loan Party shall be required to be pledged pursuant to Section 5.11(b)(i) hereof.”

(ix)	The last sentence of the definition of “Subsidiary” shall be amended and restated in its entirety as follows:

Notwithstanding any of the foregoing, none of Edwards Lime Gathering LLC, the RIGS Joint Venture, the MEP Joint Venture nor the LDH Joint Venture shall be a Subsidiary for so long as it is a Joint Venture (except, with respect to the

RIGS Joint Venture, the MEP Joint Venture and the LDH Joint Venture, as applicable, as shall be otherwise expressly set forth herein).
(d)	Section 5.01(a) of the Credit Agreement shall be amended as follows:
(i)	by deleting the phrase “and (iii)” and replacing it with the phrase “, (iii)” and

(ii)	by inserting, immediately following the phrase “within 30 days after the MEP Joint Venture files such reports with the SEC”, the phrase “ and (iv) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the LDH Joint Venture’s consolidated balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (with footnotes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation”.
(e)	Section 5.01(b) of the Credit Agreement shall be amended as follows:
(i)	by deleting the phrase “and (iii)” and replacing it with the phrase “, (iii)” and

(ii)	by inserting, immediately following the phrase “within 30 days after the MEP Joint Venture files such reports with the SEC”, the phrase “and (iv) as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the LDH Joint Venture’s unaudited consolidated balance sheet and unaudited income statement for such quarter and unaudited cash flow statement for such year-to-date period prepared in accordance with GAAP”.
     (f) Section 5.11(b) of the Credit Agreement shall be amended by inserting, immediately following “the MEP Joint Venture” the phrase “, the LDH Joint Venture”.
     (g) Section 6.04 of the Credit Agreement shall be amended as follows:
(i)	in clause (i) thereof by inserting, immediately before both occurrences of the phrase “and the MEP Joint Venture)” , the phrase “, the LDH Joint Venture”;

(ii)	in clause (j) thereof by inserting, immediately following both occurrences of the phrase “(other than the RIGS Joint Venture” the phrase “, the LDH Joint Venture”;

(iii)	in clause (p) thereof, deleting “and”;

(iv)	in clause (q) thereof, deleting “.” and replacing it with “; and”;

(v)	adding at the end thereof a new clause (r) as follows:
     “(r) other Investments in the LDH Joint Venture in an aggregate amount not to exceed at any time outstanding $150.0 million made pursuant to the terms of the LDH Joint Venture Agreement; provided that the proceeds of such Investments are applied by the LDH Joint Venture to fund (x) growth capital expenditures that would constitute growth Capital Expenditures if such capital expenditures were made by the Reporting En-

tity and (y) acquisitions that would constitute Acquisitions were such acquisitions made by the Reporting Entity.”
     (h) Section 6.09 of the Credit Agreement shall be amended, in clause (b) thereof, by deleting the phrase “and (q)” and replacing it with the phrase “, (q) and (r)”.
     SECTION 2. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions:
     (a) The Administrative Agent shall have received signature pages for this Amendment from Borrower and the Required Lenders;
     (b) Borrower shall deliver or cause to be delivered a legal opinion of counsel to Borrower, together with any additional legal opinions or other documents reasonably requested by the Administrative Agent in connection herewith;
     (c) the Administrative Agent shall have received from Borrower a certificate, executed by the secretary of Borrower (or such other officer as may be acceptable to the Administrative Agent) in form and substance satisfactory to the Administrative Agent, attaching a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar body) of Borrower (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the definitive documentation relating to the Initial Investment and the related transactions (including this Amendment);
     (d) the Administrative Agent shall have received all material agreements and definitive documentation relating to the LDH Joint Venture, including (without limitation) the LDH Joint Venture Governing Agreement and such other agreements as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and
     (e) Borrower shall have paid all amounts owed pursuant to Section 7 hereof.
     SECTION 3. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and each of the Lenders that:
     (a) This Amendment is within Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of Borrower. This Amendment has been duly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right there-under to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.
     (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any Loan Document are true and correct in all material respects (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).
     (c) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.
     SECTION 4. Credit Agreement. Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby. This Amendment shall be a Loan Document for all purposes.
     SECTION 5. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page of this Amendment by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 7. Expenses. Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.
     SECTION 8. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

REGENCY GAS SERVICES LP,

By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long
Title: Vice President
Regency — Amendment No. 2

WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association), as Administrative Agent and a Lender
By:	/s/ Janet W. Paige
	Name:	Janet W. Paige
	Title:	Assistant Vice President

Regency — Amendment No. 2

		,	as a

Lender

By:	Name:
Title:
Regency — Amendment No. 2